EXHIBIT 23.1
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                         KPMG                           Telephone (403) 691-8000
                         Chartered Accountants          Fax       (403) 691-8008
                         1200 205 - 5th Avenue SW       Internet     www.kpmg.ca
                         Calgary AB T2P 4B9


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Precision Drilling Corporation

We consent to the incorporation by reference of our audit report dated February 8, 2005 on the consolidated balance sheets of Precision Drilling Corporation as at December 31, 2004 and 2003 and the consolidated statements of earnings and retained earnings and cash flow for each of the years in the three year period ended December 31, 2004, which report appears in the 2004 annual report on Form 40-F of Precision Drilling Corporation, in the Registration Statement on Form S-8 pertaining to the Precision Drilling Corporation 2005 Stock Option Plan.


/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
May 11, 2005